Exhibit 99.1

Contacts:	Select Energy Services Chris George - VP, Investor Relations & Treasurer (713) 296-1073 IR@selectenergyservices.com

Dennard Lascar Investor Relations Ken Dennard / Lisa Elliott 713-529-6600 WTTR@dennardlascar.com

SELECT ENERGY SERVICES ANNOUNCES CEO TRANSITION

HOUSTON, TX – January 4, 2021 – Select Energy Services, Inc. (NYSE: WTTR) (“Select” or “the Company”), a leading provider of water management and chemical solutions to the U.S. unconventional oil and gas industry, today announced that the Board of Directors has appointed John D. Schmitz as the Chief Executive Officer and President of the Company effective January 3, 2021. Mr. Schmitz will continue to serve as Chairman of the Board of the Company. Holli C. Ladhani, the former Chief Executive Officer and President of the Company, has departed the Company effective January 3, 2021 to pursue other opportunities. As a result of her departure from the Company, Ms. Ladhani will no longer serve as a director on the Board of Directors or in any other capacity with Select Energy Services or any of its affiliated entities.

Mr. Schmitz has served as Chairman of the Board since December 31, 2019, and previously served as Executive Chairman from November 2017 until December 31, 2019. Prior to the Company’s combination with Rockwater Energy Solutions, Inc., Mr. Schmitz served as the Chief Executive Officer and Chairman from November 2016 through November 2017 and served as the Chief Executive Officer and Chairman of Select and predecessor entities since the Company was originally founded as Peak Oilfield Services, LLC and began operations in 2007. Under Mr. Schmitz’s leadership, Select has experienced significant growth and transformation, both organically and through strategic acquisitions of oilfield services companies and technologies. A lifelong entrepreneur, Mr. Schmitz has also founded and developed numerous other successful oil and gas businesses, including Silver Creek Oil & Gas, Complete Production Services and CP Energy.

Mr. Schmitz, the Chief Executive Officer and Chairman of the Board, stated, “I am excited to assume this executive leadership position with Select. I have a long history with Select and look forward to working closely with our management team, customers and other stakeholders to navigate the current industry downturn and position Select for future success as the effects of the COVID-19 pandemic hopefully subside during 2021. On behalf of the Board of Directors, we would like to thank Holli for her service and contributions to the Company over the past several years and wish her well in her future endeavors.”

Ms. Ladhani said, “It has been my privilege to work with the Select and Rockwater teams over the past ten years. I would like to thank them and wish Select all the best going forward.”

About Select Energy Services, Inc.

Select Energy Services, Inc. (“Select”) is a leading provider of total water management and chemical solutions to the unconventional oil and gas industry in the United States. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal. Select, under its Rockwater Energy Solutions brand, develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States. For more information, please visit Select’s website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believe,” “expect,” “will,” “estimate” and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequently filed Quarterly Reports on Form 10-Q and those set forth from time to time in our other filings with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

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